                                                                    EXHIBIT 10.2


                             TAX SHARING AGREEMENT,

                          dated as of _________ , 1998

                                  by and among

                      E. I. DU PONT DE NEMOURS AND COMPANY

                                       and

                                   CONOCO INC.
                    (FORMERLY KNOWN AS CONOCO ENERGY COMPANY)


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                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.  Definitions.......................................................2

        "After Tax Amount"....................................................2
        "Audit"...............................................................2
        "Combined Group"......................................................2
        "Combined Return".....................................................2
        "Conoco Affiliate"....................................................3
        "Conoco Group"........................................................3
        "Conoco Group Combined Tax Liability".................................3
        "Conoco Group Federal Income Tax Liability"...........................3
        "Consolidated Group"..................................................3
        "Consolidated Return".................................................3
        "Consolidated Return Year"............................................4
        "Deconsolidation".....................................................4
        "Deconsolidation Date"................................................4
        "DuPont Affiliate"....................................................4
        "DuPont Group"........................................................4
        "Effective Date"......................................................4
        "Estimated Tax Installment Date"......................................5
        "Federal Income Tax"..................................................5
        "Federal Tax".........................................................5
        "Final Determination".................................................5
        "Income Taxes"........................................................5
        "Indemnifiable Loss Deduction"........................................6
        "Indemnified Loss"....................................................6
        "Indemnitee"..........................................................6
        "Indemnitor"..........................................................6
        "Interest Accrual Period".............................................6
        "IPO".................................................................6
        "IPO Restructuring"...................................................6
        "IPO Restructuring Tax"...............................................6
        "Losses"..............................................................6
        "Non-Federal Combined Tax"............................................6
        "Non-Federal Separate Tax"............................................7
        "Non-Federal Tax".....................................................7



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
                                                                            PAGE
       "Payment Period".......................................................7
       "Post-Deconsolidation Period"..........................................7
       "Pre-Deconsolidation Period"...........................................7
       "Privilege"............................................................7
       "Pro Forma Conoco Group Combined Return"...............................7
       "Pro Forma Conoco Group Consolidated Return"...........................7
       "Restated Tax Saving Amount"...........................................7
       "Restructuring Agreement"..............................................7
       "Retained Business"....................................................7
       "Ruling"...............................................................8
       "Ruling Documents".....................................................8
       "Separate Return"......................................................8
       "Service"..............................................................8
       "Spinoff"..............................................................8
       "Spinoff Date".........................................................8
       "Spinoff Restructuring Tax"............................................8
       "Straddle Period"......................................................8
       "Supplemental Ruling"..................................................9
       "Supplemental Ruling Documents"........................................9
       "Tax"..................................................................9
       "Taxes"................................................................9
       "Tax Asset"............................................................9
       "Tax Authority"........................................................9
       "Tax Item".............................................................9
       "Tax Return"...........................................................9
       "Tax Saving Amount"...................................................10
       "Transferred Business"................................................10

Section 2. Preparation and Filing of Tax Returns.............................10

       2.1 In General........................................................10
       2.2 Manner of Preparing and Filing Tax Returns........................10
       2.3 Agent.............................................................11


                                       ii

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

                                                                                                 PAGE

Section 3.        Payment of Taxes to Tax Authorities..............................................12

          3.1     Federal Income Taxes.............................................................12
          3.2     Non-Federal Combined Taxes.......................................................12
          3.3     Non-Federal Separate Taxes.......................................................12
          3.4     Other Federal Taxes..............................................................12

Section 4.        Allocation of Taxes..............................................................12

          4.1     Conoco Liability for Federal Income Taxes and Non-Federal
                  Combined Taxes...................................................................12
          4.2     Conoco Group Federal Income Tax Liability........................................12
          4.3     Conoco Group Combined Tax Liability..............................................13
          4.4     Cooperation......................................................................13
          4.5     Tax Sharing Installment Payments.................................................14
          4.6     Tax Sharing True-Up Payments.....................................................14
          4.7     Redetermination Amounts..........................................................15
          4.8     Payment of Taxes for Post-Deconsolidation Periods................................15

Section 5.        Tax Attributes...................................................................16

          5.1     Allocation of Tax Items..........................................................16
          5.2     Post Deconsolidation.............................................................16

Section 6.        Additional Obligations...........................................................16

          6.1     Provision of Information and Mutual Cooperation..................................16
          6.2     Indemnification..................................................................18
          6.3     Tax Consequences of Payments.....................................................18
          6.4     Interest.........................................................................20

Section 7.        Audits...........................................................................20

          7.1     In General.......................................................................20
          7.2     Notice...........................................................................21
          7.3     Failure to Notify................................................................21
          7.4     Remedies.........................................................................21


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

                                                                                                 PAGE

Section 8.        Dispute Resolution...............................................................21

Section 9.        IPO..............................................................................22

          9.1     IPO Related Items................................................................22
          9.2     Tax Reporting of IPO Restructuring Items.........................................22
          9.3     Audits Relating to IPO Restructuring.............................................23
          9.4     Provision of Information and Mutual Cooperation..................................23

Section 10.       Spinoff..........................................................................24

          10.1    Spinoff Related Items............................................................24
          10.2    Information for Shareholders.....................................................27
          10.3    Allocation of Tax Assets.........................................................27

Section 11.       Miscellaneous....................................................................27

          11.1    Effectiveness....................................................................27
          11.2    Notices..........................................................................27
          11.3    Changes in Law...................................................................28
          11.4    Successors and Assigns...........................................................28
          11.5    Authorization, Etc...............................................................28
          11.6    Complete Agreement...............................................................28
          11.7    Interpretation...................................................................29
          11.8    Governing Law....................................................................29
          11.9    Counterparts.....................................................................29
          11.10   Legal Enforceability.............................................................29
          11.11   No Third Party Beneficiaries.....................................................29
          11.12   Jurisdiction; Forum..............................................................29
          11.13   Amendment and Modification.......................................................30

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                              TAX SHARING AGREEMENT


                  TAX SHARING AGREEMENT (this "Agreement"), dated as of
                   , 1998, by and among E. I. du Pont de Nemours and Company ("DuPont"), a Delaware corporation, and Conoco Inc. (formerly known as Conoco Energy Company) ("Conoco"), a Delaware corporation and indirect wholly-owned subsidiary of DuPont.

                                    RECITALS

                  WHEREAS, DuPont is the common parent corporation of an affili ated group of corporations within the meaning of Section 1504(a) of the Code (as defined herein) and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and Conoco and certain Conoco Affiliates (as defined herein) are members of such groups;

                  WHEREAS, the groups of which DuPont is the common parent and Conoco and the Conoco Affiliates are members file or intend to file Consolidated Returns and Combined Returns (as defined herein);

                  WHEREAS, in addition to its chemicals, life sciences, fibers, poly mers, and other materials businesses, DuPont has been engaged through Conoco and its various predecessor companies and their various subsidiaries and divisions in exploring for, developing, producing, refining, transporting, marketing and distribut ing oil and gas and associated by-products in connection with the Transferred Business (as defined herein);

                  WHEREAS, Conoco, Conoco Inc. (formerly known as Continental Oil Company), a Delaware corporation, and their various predecessor companies and their various subsidiaries and divisions have been engaged in various businesses, primarily exploring for, developing, producing, refining, transporting, marketing and distributing oil and gas and associated by-products and the manufacture, sale and distribution of chemicals;

                  WHEREAS, the Board of Directors of DuPont has determined that it is in the best interests of DuPont and its stockholders to offer shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of Conoco for sale to the public pursuant to an initial public offering ("IPO") and in connection therewith to separate its businesses so that from and after the Effective Date (as defined herein) the Transferred Business will be owned by Conoco and its subsidiaries and divisions;

           WHEREAS, in connection with the IPO, DuPont, Conoco and their respective affiliates have engaged in the IPO Restructuring (as defined herein); and

           WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes, Audits (as defined herein) and other related Tax matters.

           NOW THEREFORE, in consideration of the premises or promises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS - Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Restructuring Agreement (as defined herein). As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

           "ASSET PURCHASER" has the meaning set forth in Section 9.4(b) of this Agreement.

           "ASSET SELLER" has the meaning set forth in Section 9.4(b) of this Agreement.

           "AUDIT" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial.

           "CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute.

           "COMBINED GROUP" means a group of corporations or other entities that files a Combined Return or a corporation or other entity that files a Combined Return described in clause (ii) or clause (iii) of the definition of "Combined Return."

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           "COMBINED RETURN" means any Tax Return with respect to Non-Federal
Taxes (i) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Conoco or one or more Conoco Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with DuPont or one or more DuPont Affiliates, (ii) filed on a separate basis that includes Tax Items relating to, or arising from, both the Transferred Business and the Retained Business, or (iii) pursuant to which Tax Items or Tax Assets of (A) DuPont (or any DuPont Affiliate) are included on a separate Tax Return of Conoco (or any Conoco Affiliate) or (B) Conoco (or any Conoco Affiliate) are included on a separate Tax Return of DuPont (or any DuPont Affiliate) (including, without limitation, certain Tax Returns filed under the laws of the United Kingdom).

           "CONOCO AFFILIATE" means any corporation or other entity in which Conoco owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the IPO Restructuring).

           "CONOCO GROUP" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions following the completion of the IPO Restructuring, of which Conoco would be the common parent if it were not a subsidiary of DuPont, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.

           "CONOCO GROUP COMBINED TAX LIABILITY" means, with respect to any taxable period, the Conoco Group's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

           "CONOCO GROUP FEDERAL INCOME TAX LIABILITY" means, with respect to any taxable period, the Conoco Group's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.

           "CONOCO IPO TAX RETURN" has the meaning set forth in Section 9.2(a) of this Agreement.

           "CONOCO RESTRUCTURING TAX RETURN" has the meaning set forth in
Section 9.2(b) of this Agreement.

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           "CONSOLIDATED GROUP" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

           "CONSOLIDATED RETURN" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Conoco or one or more Conoco Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with DuPont or one or more DuPont Affiliates.

           "DECONSOLIDATION" means with respect to each Tax Return (i) any event pursuant to which Conoco ceases to be a subsidiary corporation includable in the Consolidated Return, (ii) any event pursuant to which neither Conoco nor any Conoco Affiliate continues to be included in a Combined Return which includes DuPont and/or a DuPont Affiliate, (iii) any event (including as a result of transactions contemplated by the IPO Restructuring) pursuant to which Tax Items relating to, or arising from, both the Transferred Business and the Retained Business are no longer included on a Combined Return described in clause (ii) of the definition of Combined Return or (iv) any event pursuant to which a Tax Return described in clause (iii) of the definition of Combined Return no longer includes Tax Items or Tax Assets of both DuPont (or any DuPont Affiliate) and Conoco (or any Conoco Affiliate).

           "DECONSOLIDATION DATE" means the day on which a Deconsolidation occurs.

           "DECONSOLIDATION TAX" means any Tax, resulting from a Deconsolidation, taken into account under Section 1.1502-13 or Section 1.1502-19 or any predecessor provision of the Treasury Regulations (or any similar provision under Non-Federal Tax law).

           "DUPONT AFFILIATE" means any corporation or other entity in which DuPont owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the IPO Restructuring), other than Conoco or any Conoco Affiliate.

           "DUPONT GROUP" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which DuPont is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Conoco Group.


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           "EFFECTIVE DATE" has the meaning set forth in the Restructuring
Agreement.

           "ESTIMATED TAX INSTALLMENT DATE" means the installments due dates prescribed in Section 6655(c) of the Code (presently April 15, June 15, September 15 and December 15).

           "FEDERAL INCOME TAX" means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

           "FEDERAL TAX" means any Tax imposed under the Code or otherwise under United States federal Tax law.

           "FINAL DETERMINATION" means the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions,
(4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or
(5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

           "INCOME TAX" means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause
(1) above, or (b) any United States state or local franchise Tax.

           "INDEMNIFIABLE LOSS DEDUCTION" has the meaning set forth in Section 6.3(b) of this Agreement.

           "INDEMNIFIED LOSS" has the meaning set forth in Section 6.3(b) of this Agreement.

           "INDEMNITEE" has the meaning set forth in Section 6.3(b) of this Agreement.

           "INDEMNITOR" has the meaning set forth in Section 6.3(b) of this Agreement.

           "INDEPENDENT FIRM" has the meaning set forth in Section 8 of this Agreement.

           "INTEREST ACCRUAL PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

           "IPO" has the meaning set forth in the Recitals.

           "IPO RESTRUCTURING" means the series of transactions contemplated by the Restructuring Agreement relating to (i) any transfer or assignment of the Transferred Business and any Transferred Business Company to Conoco and the Conoco Affiliates, (ii) any transfer or assignment of the Retained Business and any Retained Subsidiary from Conoco and the Conoco Affiliates, (iii) any other transaction undertaken to restructure or separate the Transferred Business and the Transferred Business Companies, on the one hand, and the Retained Business and the Retained Subsidiaries, on the other hand, in connection with the IPO, and (iv) any cash dividend or distribution from Conoco or any Conoco Affiliate necessary to ensure that Conoco and the Conoco Affiliates will have an aggregate amount of cash and cash equivalents equal to the Target Cash Amount in accordance with Section 9.1(a) of the Restructuring Agreement.

           "IPO RESTRUCTURING TAX" means any Tax (net of any current benefit arising from any Tax Asset) resulting from the IPO Restructuring imposed upon DuPont or any DuPont Affiliate or Conoco or any Conoco Affiliate; provided that,


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



such term shall not refer to the collateral Tax effects of the IPO Restructuring (including, without limitation, relating to the tax basis of assets comprising the Transferred Business or the amount, if any, of Tax Assets or earnings and profits of Conoco or any Conoco Affiliate following the IPO Restructuring).

           "LOSSES" has the meaning set forth in the Restructuring Agreement.

           "NON-FEDERAL COMBINED TAX" means any Non-Federal Tax with respect to which a Combined Return is filed.

           "NON-FEDERAL SEPARATE TAX" means any Non-Federal Tax other than a Non-Federal Combined Tax.

           "NON-FEDERAL TAX" means any Tax other than a Federal Tax.

           "OTHER FOREIGN RESTRUCTURING TAX" means any Tax, other than a Federal Tax, a United States state or local Tax or a Spinoff Restructuring Tax, resulting directly from a Secondary Restructuring.

           "PAYMENT PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

           "POST-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning after a Deconsolidation Date.

           "PRE-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning on or before a Deconsolidation Date.

           "PRIVILEGE" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

           "PRO FORMA CONOCO GROUP COMBINED RETURN" means a pro forma Non-Federal Combined Tax return or other schedule prepared pursuant to Section
4.3 of this Agreement.


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           "PRO FORMA CONOCO GROUP CONSOLIDATED RETURN" means a pro forma consolidated Federal Income Tax return or other schedule prepared pursuant to
Section 4.2 of this Agreement.

           "RESTATED TAX SAVING AMOUNT" has the meaning set forth in Section 6.3(c) of this Agreement.

           "RESTRUCTURING AGREEMENT" means the Restructuring, Transfer and Separation Agreement, dated as of , 1998 by and between DuPont and Conoco.

           "RETAINED BUSINESS" has the meaning set forth in the Restructuring Agreement.

           "RETAINED SUBSIDIARY" has the meaning set forth in the Restructuring Agreement.

           "RULING" means (a) the initial private letter ruling, if any, issued by the Service in connection with the Spinoff (and any related transactions) or
(b) any similar ruling issued by any Tax Authority other than the Service in connection with the Spinoff (and any related transactions).

           "RULING DOCUMENTS" means (a) the request for the Ruling submitted to the Service, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the Service, in connection with the Spinoff (and any related transactions) or (b) any similar filings submitted to any other Tax Authority in connection with the Spinoff (and any related transactions).

           "SECONDARY RESTRUCTURING" means (a) a secondary public offering pursuant to which DuPont sells shares of Conoco stock or (b) a Spinoff.

           "SEPARATE RETURN" means any Tax Return with respect to Non-Federal Separate Taxes filed by DuPont, Conoco, or any of their respective affiliates.

           "SERVICE" means the Internal Revenue Service or any successor agency or authority.

           "SPINOFF" means any distribution (or exchange) by DuPont or any DuPont Affiliate, with respect to its stock, of the stock of Conoco (or any successor corporation or corporation which owns stock of Conoco) in a transaction intended to qualify under Section 355 of the Code.

           "SPINOFF DATE" means the close of business on the date on which the Spinoff is effected.

           "SPINOFF RESTRUCTURING TAX" means any Taxes imposed upon DuPont or any DuPont Affiliate or Conoco or any Conoco Affiliate that are attributable to, or result from, the failure of the Spinoff to qualify under Section 355 of the Code (including, without limitation, any Tax attributable to the application of Section 355(d), Section 355(e) or Section 355(f) of the Code to the Spinoff) or corresponding provisions of the laws of other jurisdictions. Each Tax referred to in the immediately preceding sentence shall be determined using the highest statutory marginal corporate income Tax rate for the relevant taxable period (or portion thereof).

           "STRADDLE PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning on or before the Deconsolidation Date and ending after the Deconsolidation Date.

           "SUPPLEMENTAL RULING" means (a) any private letter ruling (other than the Ruling) issued by the Service in connection with the Spinoff (and any related transactions) or (b) any similar ruling issued by any Tax Authority other than the Service in connection with the Spinoff (and any related transactions).

           "SUPPLEMENTAL RULING DOCUMENTS" has the meaning set forth in Section 10.1(d) of this Agreement.

           "TARGET CASH AMOUNT" has the meaning set forth in the Restructuring Agreement.

           "TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

           "TAX ASSET" means any Tax Item that could reduce a Tax, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.

           "TAX AUTHORITY" means a governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Service).

           "TAX ITEM" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

           "TAX RETURN" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

           "TAX SAVING AMOUNT" has the meaning set forth in Section 6.3(b) of this Agreement.

           "TRANSFERRED BUSINESS" has the meaning set forth in the Restructuring Agreement.

           "TRANSFERRED BUSINESS COMPANY" has the meaning set forth in the Restructuring Agreement.

           "TREASURY REGULATIONS" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 2. PREPARATION AND FILING OF TAX RETURNS

       2.1 IN GENERAL. (a) DuPont shall have the sole and exclusive responsibility for the preparation (except to the extent provided in Sections 2.2(c) and (d) of this Agreement) and filing of: (1) all Consolidated Returns and (2) all Combined Returns. Notwithstanding the immediately preceding sentence, Conoco shall (subject to Section 2.2(b) of this Agreement) be responsible for preparing and filing any Combined Return of Conoco or any Conoco Affiliate described in clause (ii) or clause (iii) of the definition of "Combined Return."

           (b) Except as otherwise provided in Section 2.1(a) of this Agreement, Conoco shall have the sole and exclusive responsibility for the preparation and filing of all Tax Returns of Conoco and any Conoco Affiliate; provided that, if DuPont owns directly or indirectly fifty percent (50%) or more of the outstanding stock (by vote or value) of Conoco, Conoco shall, at the request of DuPont, submit such Tax Returns to DuPont (no later than fifteen (15) business days prior to the due date for the filing of such Tax Returns (taking into account applicable extensions)) for DuPont's review and approval, which approval shall not be unreasonably withheld.

       2.2 MANNER OF PREPARING AND FILING TAX RETURNS. (a) All Tax Returns filed after the date of this Agreement by DuPont, any DuPont Affiliate, Conoco or any Conoco Affiliate shall be (1) prepared in a manner that is consistent with (i) Sections 5.1 and 10.3 of this Agreement and (ii) any Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling, and (2) filed on a timely basis (taking into account applicable extensions) by the party responsible for such filing under Section 2.1 of this Agreement.

           (b) Subject to Sections 2.2(c) and (d) of this Agreement, DuPont shall have the exclusive right, in its sole discretion, with respect to any Tax Return described in the first sentence of Section 2.1(a) of this Agreement (without regard to which party is responsible for preparing and filing such Tax Return) to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made by DuPont, any DuPont Affiliate, Conoco, and any Conoco Affiliate on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return.

           (c) Conoco shall be responsible for preparing the portions of the Consolidated Returns and Combined Returns (including making any related elections) that relate exclusively to Conoco or any Conoco Affiliate or the Transferred Business. Conoco shall submit (1) any portions of the Tax Returns referred to in the immediately preceding sentence or (2) any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement to DuPont at least forty-five (45) business days (or such shorter period as agreed to by DuPont) prior to the due date for the filing of such Tax Returns (taking into account applicable extensions) for DuPont's review and approval, which approval shall not be unreasonably withheld. Conoco shall advise DuPont, each time that it delivers the portion of a Consolidated Return or Combined Return for which it is responsible pursuant to this Section 2.2(c) or any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement, that there is substantial authority (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns for each of the positions set forth on such portion of the Tax Return or such Combined Return.

           (d) Conoco shall have the right to request that DuPont file an amended Tax Return or claim for refund relating to the portion of any Consolidated Return or Combined Return which Conoco is responsible for preparing under Section 2.2(c) of this Agreement or any Tax Item on any other Consolidated Return or Combined Return that relates exclusively to the Transferred Business. Conoco shall be responsible for preparing the portion of such amended Tax Return or claim for refund relating to the portion of the Consolidated Return or Combined Return which Conoco is responsible for preparing under Section 2.2(c) of this Agreement or the Tax Item on any other Consolidated Return or Combined Return that relates exclusively to the Transferred Business. Conoco shall submit such portion of the amended Tax Return or claim for refund to DuPont no later than forty-five (45) business days prior to its filing for DuPont's review and approval, which approval shall not be unreasonably withheld.

       2.3 AGENT. Subject to the other applicable provisions of this Agreement, Conoco hereby irrevocably designates, and agrees to cause each Conoco Affiliate to so designate, DuPont as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as DuPont, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in Section 2.1(a) of this Agreement.

SECTION 3.   PAYMENT OF TAXES TO TAX AUTHORITIES

        3.1 FEDERAL INCOME TAXES. DuPont shall pay (or cause to be paid) to the Service all Federal Income Taxes with respect to any Consolidated Return due and payable for all Pre-Deconsolidation Periods.

        3.2 NON-FEDERAL COMBINED TAXES. DuPont shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes with respect to any Combined Return due and payable for all Pre-Deconsolidation Periods; provided that, with respect to those Tax Returns described in clauses (ii) and
(iii) of the definition of "Combined Return," DuPont shall pay (or cause to be paid) to the appropriate Tax Authorities all Taxes due with respect to any Tax Return of DuPont (or any DuPont Affiliate) and Conoco shall pay (or cause to be paid) to the appropriate Tax Authorities all Taxes due with respect to any Tax Return of Conoco (or any Conoco Affiliate).

        3.3 NON-FEDERAL SEPARATE TAXES. Conoco shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes of Conoco or any Conoco Affiliate.

        3.4 OTHER FEDERAL TAXES. The parties shall each pay (or cause to be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Deconsolidation Periods which are governed by Section 3.1 of this Agreement).

SECTION 4.   ALLOCATION OF TAXES

        4.1 CONOCO LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED TAXES. For each Pre-Deconsolidation Period, Conoco shall be liable for and shall pay to DuPont an amount equal to the sum of the Conoco Group Federal Income Tax Liability and the Conoco Group Combined Tax Liability for such taxable period.

        4.2 CONOCO GROUP FEDERAL INCOME TAX LIABILITY. With respect to each Pre-Deconsolidation Period beginning after December 31, 1997 (including the Straddle Period), the Conoco Group Federal Income Tax Liability for such taxable period shall be the Conoco Group's liability for Federal Income Taxes for such taxable period, as determined on a Pro Forma Conoco Group Consolidated Return prepared:

           (a) on a basis consistent with the preparation of the Consolidated Return for such period (including whether regular Tax or federal alternative minimum Tax applies with respect to the Consolidated Return), determined by including only Tax Items of members of the Conoco Group which are included in the Consolidated Return and by allocating Tax Assets to the Conoco Group to the extent that the Tax Asset was created by a member of the Conoco Group and such Tax Asset was actually utilized on the relevant Consolidated Return; and

           (b) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof); provided that, in the event that the federal alternative minimum Tax applies to the Consolidated Return, the Conoco Group Federal Income Tax Liability shall equal the lesser of
(i) the alterna tive minimum Tax liability with respect to the Consolidated Return that would result by including only Tax Items and Tax Assets of members of the Conoco Group included in the Consolidated Return or (ii) the aggregate Tax liability payable with respect to such Consolidated Return.

      4.3 CONOCO GROUP COMBINED TAX LIABILITY. With respect to any Pre-Deconsolidation Period beginning after December 31, 1997, the Conoco Group Combined Tax Liability shall be the sum for such taxable period of the Conoco Group's liability for each Non-Federal Combined Tax, as determined on Pro Forma Conoco Group Combined Returns prepared in a manner consistent with the princi ples and procedures set forth in Section 4.2 hereof. The Pro Forma Conoco Group Combined Returns relating to Tax Returns described in clauses (ii) and (iii) of the definition of "Combined Return" shall be prepared by including only Tax Items and Tax Assets relating to or arising from the Transferred Business.

      4.4 COOPERATION. (a) DuPont and Conoco shall prepare jointly any Pro Forma Conoco Group Consolidated Returns and Pro Forma Conoco Group Combined Returns. DuPont and Conoco agree to cooperate in good faith in connection with the preparation of such pro forma tax returns and agree to make reasonably available any documents, information or employees in connection therewith.

           (b) The Pro Forma Conoco Group Consolidated Returns and Pro Forma Conoco Group Combined Returns shall be completed no later than sixty (60) business days following the date on which the related Consolidated Return or Combined Return, as the case may be, is filed with the appropriate Tax Authority. Any disputes relating to the reporting of any Tax Item on the pro forma tax returns that have not been resolved within the sixty (60) business day period referred to in the immediately preceding paragraph shall be referred to the Independent Firm, in accordance with the principles and procedures set forth in Section 8 of this Agree ment.

       4.5 TAX SHARING INSTALLMENT PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than two (2) business days prior to each Estimated Tax Installment Date with respect to any Pre-Deconsolidation Period, the parties shall, consistent with past practice, determine under the principles of Section 6655 of the Code the estimated amount of the related installment of the Conoco Group Federal Income Tax Liability. Conoco shall pay to DuPont no later than five (5) business days after such Estimated Tax Installment Date the amount thus determined. The parties acknowledge and agree that, for purposes of this Section 4.5(a), Conoco has paid to DuPont $79,473,100 as of the date hereof, with respect to the taxable period beginning January 1, 1998.

           (b) NON-FEDERAL COMBINED TAXES. (1) DUPONT TAX RETURNS. DuPont shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by DuPont) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, consistent with past practice, determine the estimated amount of the related installment of the Conoco Group Combined Tax Liability. Within the first ten (10) business days of any month, DuPont may provide Conoco with a written statement setting forth amounts owed by Conoco in connection with any installment payments with respect to Non-Federal Combined Taxes made by DuPont for the immediately preceding month and any other month for which a statement has not previously been provided by DuPont. Conoco shall pay the amounts set forth on any statement within seven (7) business days following the receipt of such statement. The parties acknowledge and agree that, for purposes of this Section 4.5(b)(1), Conoco has paid to DuPont $16,000,000 in the aggregate as of the date hereof, with respect to the taxable period beginning January 1, 1998.

               (2) CONOCO TAX RETURNS. Conoco shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by Conoco) with respect to Non-Federal Combined Taxes for any Pre-Decon solidation Period, consistent with past practice, determine the estimated amount of the related installment of the Conoco Group Combined Tax Liability. Within the first ten (10) business days of any month, Conoco may provide DuPont with a written statement setting forth amounts owed by DuPont in connection with any installment payments with respect to Non-Federal Combined Taxes made by Conoco for the immediately preceding month and any other month for which a statement has not previously been provided by Conoco. The amount payable by DuPont pursuant to the immediately preceding sentence shall equal the aggregate amount of the installment payment made by Conoco less the estimated amount of the Conoco Group Combined Tax Liability related to such installment as determined in the first sentence of this Section 4.5(b)(2). DuPont shall pay the amounts set forth on any statement within seven (7) business days following the receipt of such statement.

       4.6 TAX SHARING TRUE-UP PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than fifteen (15) business days following the completion of any Pro Forma Conoco Group Consolidated Return, Conoco shall pay to DuPont, or DuPont shall pay to Conoco, as appropriate, an amount equal to the difference, if any, between the Conoco Group Federal Income Tax Liability for the Pre-Deconsolidation Period and the aggregate amount paid by Conoco with respect to such period under Section 4.5(a) of this Agreement.

           (b) NON-FEDERAL COMBINED TAXES. Not later than fifteen (15) business days following the completion of any Pro Forma Conoco Group Combined Return, Conoco shall pay to DuPont, or DuPont shall pay to Conoco, as appropriate, an amount equal to the difference, if any, between the Conoco Group Combined Tax Liability for the Pre-Deconsolidation Period and the amounts paid by Conoco with respect to such period under Sections 4.5(b)(1) and (2) of this Agreement. For purposes of this Section 4.6(b), the amounts paid by Conoco under (i) Section 4.5(b)(1) shall be the amounts paid to DuPont and (ii) Section 4.5(b)(2) shall be the amounts paid to the relevant Tax Authority less any amounts received from DuPont.

       4.7 REDETERMINATION AMOUNTS. (a) PRE-DECONSOLIDATION PERIODS BEGINNING AFTER DECEMBER 31, 1997. For any Pre-Deconsolidation Period begin ning after December 31, 1997, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, DuPont and Conoco shall prepare jointly, in accor dance with the principles and procedures set forth in this Section 4, revised Pro Forma Conoco Group Consolidated Returns and/or revised Pro Forma Conoco Group Combined Returns, as appropriate, to reflect the redetermination of such Tax

Item as a result of such Final Determination, filing of a Tax refund claim or filing of an amended Tax Return. Following the preparation of such revised pro forma tax returns, Conoco's payment obligations under Sections 4.1 and 4.6 hereof shall be redetermined.

           (b) PRE-DECONSOLIDATION PERIODS BEGINNING ON OR BEFORE DECEMBER 31, 1997. For any Pre-Deconsolidation Period beginning on or before December 31, 1997, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determi nation, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, DuPont and Conoco shall prepare jointly, in accordance with the principles and procedures set forth in this Section 4, Pro Forma Conoco Group Consolidated Returns and Pro Forma Conoco Group Combined Returns, as appropri ate, both without regard to the redetermined Tax Item and with regard to the redeter mined Tax Item. Conoco shall pay to DuPont the amount by which the Tax liability reflected on the pro forma tax return with regard to the redetermined Tax Item exceeds the Tax liability reflected on the pro forma tax return without regard to the redetermined Tax Item, and DuPont shall pay to Conoco the amount by which the Tax liability reflected on the pro forma tax return without regard to the redetermined Tax Item exceeds the Tax liability reflected on the pro forma tax return with regard to the redetermined Tax Item.

       4.8 PAYMENT OF TAXES FOR POST-DECONSOLIDATION PERIODS. Except as otherwise provided in this Agreement, DuPont shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Post-Deconsolidation Periods for which DuPont has filing responsibility, including under this Agreement. Except as otherwise provided in this Agreement, Conoco shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Post- Deconsolidation Periods for which Conoco has filing responsibility, including under this Agreement.

SECTION 5. TAX ATTRIBUTES

       5.1 ALLOCATION OF TAX ITEMS. (a) IN GENERAL. All Tax computations for
(i) any Pre-Deconsolidation Period ending on a Deconsolidation Date, (ii) the immediately following taxable period of Conoco or any Conoco Affiliate and (iii) any Straddle Period, shall be made pursuant to the principles of Section 1.1502-76(b)
of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions and, to the extent possible, in a manner consistent with the principles set forth in Section 4.2(a) of this Agreement.

           (b) REATTRIBUTION. In the event of a Deconsolidation, DuPont may, at its option, elect to reattribute to itself certain Tax Items of the Conoco Group pursuant to Section 1.1502-20(g) of the Treasury Regulations. If DuPont makes such election, Conoco shall comply with the requirements of Section 1.1502-20(g)(5) of the Treasury Regulations.

         5.2 POST DECONSOLIDATION. To the extent permitted by applicable law, following any Deconsolidation, the relevant Tax Assets with respect to the Consoli dated Group or Combined Group, as the case may be, shall be allocated to the corporation or entity that created or generated the Tax Asset.

SECTION 6.     ADDITIONAL OBLIGATIONS

         6.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION. (a) DuPont and Conoco shall, and shall cause their respective affiliates to, (1) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax return prepared in accordance with Section 4 hereof) or portion thereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Audit, and (iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii) of clause (1) above, (3) reasonably cooperate in connec tion with any Audit.

               (b) DuPont and Conoco shall, and shall cause their respective affiliates to, retain and provide on reasonable demand books, records, documentation or other information relating to any Tax Return or Audit, with respect to any taxable period in which DuPont owns, directly or indirectly, 50% or more (by vote or value) of the outstanding stock of Conoco, until the later of (i) the expiration of the applica ble statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event any claim is made under this Agreement or by any Tax Authority for which such information is relevant, until a Final Determination is reached with respect to such claim. Notwithstanding anything to the contrary included in this Agreement, the parties will comply in all respects with the require ments of any applicable record retention agreement with the Service or other Tax Authority.

           (c) Notwithstanding any other provision of this Agreement, no member of the DuPont Group shall be required to provide Conoco or any Conoco Affiliate access to or copies of (1) any Tax information that relates exclusively to any member of the DuPont Group, (2) any Tax information as to which any member of the DuPont Group is entitled to assert the protection of any Privilege, or (3) any Tax information as to which any member of the DuPont Group is subject to an obligation to maintain the confidentiality of such information. DuPont shall use reasonable efforts to separate any such information from any other information to which Conoco is entitled to access or to which Conoco is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(c).

           (d) Notwithstanding any other provision of this Agreement, with respect to Tax information that relates to any taxable period in which Conoco is no longer included in the Consolidated Group of which DuPont is the common parent and no Combined Return is filed, no member of the Conoco Group shall be required to provide DuPont or any DuPont Affiliate access to or copies of (1) any Tax information as to which any member of the Conoco Group is entitled to assert the protection of any Privilege or (2) any Tax information as to which any member of the Conoco Group is subject to an obligation to maintain the confidentiality of such information. Conoco shall use reasonable efforts to separate any such information from any other information to which DuPont is entitled to access or to which DuPont is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(d).

      6.2 INDEMNIFICATION. (a) FAILURE TO PAY. DuPont and each DuPont Affiliate shall jointly and severally indemnify Conoco, each Conoco Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from the failure of DuPont or any DuPont Affiliate to make any payment required to be made under this Agreement. Conoco and each Conoco Affiliate shall jointly and severally indemnify DuPont, each DuPont Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from, the failure of Conoco or any Conoco Affiliate to make any payment required to be made under this Agreement.

           (b) INACCURATE OR INCOMPLETE INFORMATION. DuPont and each DuPont Affiliate shall jointly and severally indemnify Conoco, each Conoco Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negligence of DuPont or any DuPont Affiliate in supplying Conoco or any Conoco Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit. Conoco and each Conoco Affiliate shall jointly and severally indemnify DuPont, each DuPont Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negli gence of Conoco or any Conoco Affiliate in supplying DuPont or any DuPont Affiliate with inaccurate or incomplete information, in connection with the prepara tion of any Tax Return or any Audit.

         6.3 TAX CONSEQUENCES OF PAYMENTS (a) TAX CHARACTERIZATION OF PAYMENTS. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an intercompany obligation) as a capital contribution or dividend distribution, as the case may be, immediately prior to the Effective Date and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the Indemnitee (as defined in Section 6.3(b) of this Agreement), the Indemnitor (as defined in Section 6.3(b) of this Agreement) shall pay to the Indemnitee an amount equal to any increase in the Income Taxes of the Indemnitee as a result of receiving the payment from the Indemnitor (grossed up to take into account such payment, if applicable).

           (b) ADJUSTMENTS TO PAYMENTS. Any party that has received a payment ("Indemnitee") under this Agreement from another party ("Indemnitor") with respect to any Losses or Taxes suffered or incurred by the Indemnitee ("Indem nified Loss") shall pay to such Indemnitor an amount equal to any "Tax Saving Amount" realized by the Indemnitee promptly upon its receipt. For purposes of this Section 6.3(b), the Tax Saving Amount shall equal the amount by which the Income Taxes of the Indemnitee or any of its affiliates are reduced (including, without limitation, through the receipt of a refund, credit or otherwise), plus any related interest received from a Tax Authority, as a result of claiming as a deduction or offset on any relevant Tax Return amounts attributable to an Indemnified Loss (the "Indemnifiable Loss Deduction").

           (c) REPORTING OF INDEMNIFIABLE LOSS. In the event that an Indemnitee incurs an Indemnified Loss, such Indemnitee shall claim as a deduction or offset on any relevant Tax Return (including, without limitation, any claim for refund) such Indemnified Loss to the extent such position is supported by "substan tial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regula tions) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns. The Indemnitee shall have primary responsibility for the preparation of its Tax Returns and reporting thereon such Indemnifiable Loss Deduction; provided, that the Indemnitee shall consult with, and provide the Indemnitor with a reasonable opportunity to review and comment on the portion of the Indemnitee's Tax Return relating to the Indemnified Loss. If a dispute arises between the Indemnitee and the Indemnitor as to whether there is "substantial authority" (with respect to United States federal, state and local Tax Returns) or similar appropriate authoritative support (with respect to any Tax Return other than United States federal, state and local Tax Returns) for the claiming of an Indemnifiable Loss Deduction, such dispute shall be resolved in accordance with the principles and procedures set forth in Section 8 of this Agreement. Both DuPont and Conoco shall act in good faith to coordinate their Tax Return filing positions with respect to the taxable periods that include an Indemnifiable Loss Deduction. There shall be an adjustment to any Tax Saving Amount calculated under Section 6.3(b) hereof in the event of an Audit which results in a Final Determination that increases or decreases the amount of the Indemnifiable Loss Deduction reported on any relevant Tax Return of the Indemnitee. The Indemnitee shall promptly inform the Indemnifying Party of any such Audit and shall attempt in good faith to sustain the Indemnifiable Loss Deduction at issue in the Audit. Upon receiving a written notice of a Final Determination in respect of an Indemnifiable Loss Deduction, the Indemnitee shall redetermine the Tax Saving Amount attributable to the Indemnifiable Loss Deduction under Section 6.3(b) hereof, taking into account the Final Determination (the "Restated Tax Saving Amount"). If the Restated Tax Saving Amount is greater than the Tax Saving Amount, the Indemnitee shall promptly pay the Indemnitor an amount equal to the difference between such amounts. If the Restated Tax Saving Amount is less than the Tax Saving Amount, then the Indemnitor shall promptly pay the Indemnitee an amount equal to the difference between such amounts.

         6.4 INTEREST. Payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within fifteen (15) business days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the long-term applicable federal rate ("AFR") in effect on the last day of such Payment Period, plus 200 basis points. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

SECTION 7.   AUDITS

         7.1 IN GENERAL. (a) Subject to Section 7.1(b) of this Agreement, DuPont shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of DuPont, any DuPont Affiliate, Conoco or any Conoco Affiliate in any Audit relating to any Tax Return described in Section 2.1(a) of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. DuPont's rights shall extend to any matter pertaining to the management and control of an Audit, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

             (b) Conoco shall have the right to control, contest and represent the interests of Conoco or any Conoco Affiliate in any Audit relating directly to any Tax Item included on the portion of any Consolidated Return or Combined Return which Conoco is responsible for preparing pursuant to Section 2.2(c) of this Agree ment and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of such Audit; provided that, the entering into of any such resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes shall be subject to the review and approval of DuPont, which approval shall not be unreasonably withheld.

             (c) Conoco shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of Conoco or any Conoco Affiliate in any Audit relating to any Tax Return described in Section 2.1(b) of this Agreement and to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit; provided that, so long as DuPont owns fifty percent (50%) or more of the outstanding stock (by vote or value) of Conoco, the entering into of any such resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes shall be subject to DuPont's review and approval, which approval shall not be unreasonably withheld.

         7.2 NOTICE. If DuPont or any member of the DuPont Group receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the Conoco Group, DuPont shall promptly provide a copy of such notice to Conoco (but in no event later than ten (10) business days following the receipt of such notice). If Conoco or any member of the Conoco Group receives written notice of, or relating to, an Audit from a Tax Authority with respect to a Tax Return described in Section 2.1(a) of this Agreement, Conoco shall promptly provide a copy of such notice to DuPont (but in no event later than ten (10) business days following the receipt of such notice).

         7.3 FAILURE TO NOTIFY. The failure of DuPont or Conoco to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure.

         7.4 REMEDIES. Conoco agrees that no claim against DuPont and no defense to Conoco's liabilities to DuPont under this Agreement shall arise from the resolution by DuPont of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of DuPont or a DuPont Affiliate.

SECTION 8. DISPUTE RESOLUTION. In the event that DuPont, on the one hand, and Conoco, on the other hand, disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within sixty (60) business days following the commencement of the dispute, DuPont and Conoco shall jointly retain a tax attorney that is a member of a nationally recognized law firm or "big five" accounting firm, which firm is independent of both parties (the "Independent Firm"), to resolve the dispute. The Independent Firm shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Following the decision of the Independent Firm, DuPont and Conoco shall each take or cause to be taken any action necessary to implement the decision of the Independ-ent Firm. The fees and expenses relating to the Independent Firm shall be borne equally by DuPont and Conoco.

SECTION 9.   IPO

         9.1 IPO RELATED ITEMS. (a) LIABILITY FOR IPO RESTRUCTURING TAXES, DECONSOLIDATION TAXES AND OTHER FOREIGN RESTRUCTURING TAXES. Notwithstanding any other provision of this Agreement (other than Section 9.1(b) hereof), DuPont shall be responsible for the payment of, and shall indemnify and hold Conoco harmless from and against, any IPO Restructuring Taxes, Deconsolidation Taxes or Other Foreign Restructuring Taxes.

             (b) LIABILITY FOR UNDERTAKING CERTAIN ACTIONS. Notwithstanding
Section 9.1(a) of this Agreement, Conoco and each Conoco Affiliate shall be jointly and severally responsible for, and shall indemnify and hold DuPont harmless from and against, any IPO Restructuring Taxes that are attributable to, or result from, (i) any action taken by Conoco or any Conoco Affiliate that was not contemplated by the parties in connection with the IPO Restructuring (including, without limitation, by taking any action not contemplated in connection with obtaining a ruling from any Tax Authority) or (ii) the failure by Conoco or any Conoco Affiliate to take any action that Conoco is responsible for taking under this Agreement, the Restructuring Agreement or any other agreement related to the IPO Restructuring or the IPO (including, without limitation, by failing to make an election or enter into a transaction specifically required in connection with obtaining a ruling from any Tax Authority). Each of the parties hereto agrees to act in good faith and without negligence in connection with the Tax reporting of and all other aspects related to the Tax consequences of the IPO Restructuring, any Deconsolidation and any Secondary Restructuring and shall be responsible for any Taxes or Losses arising from any failure to act in good faith or any negligent act or omission with respect thereto.

         9.2 TAX REPORTING OF IPO RELATED ITEMS. (a) IPO RESTRUCTURING TAXES. Any Tax Return (or portion thereof) that includes any Tax Item resulting from the IPO Restructuring shall be prepared and filed by the party responsible for preparing and filing such Tax Return (under Sections 2.1 and 2.2 of this Agreement); provided that, notwithstanding any other provision of this Agreement, if Conoco is the party responsible for preparing any such Tax Return (or portion thereof) (each a "Conoco IPO Tax Return"), Conoco shall provide to DuPont, no later than twenty (20) business days following the Effective Date, a written list of those Conoco IPO Tax Returns that Conoco reasonably believes could result in the imposition of a Tax liability of more than $10,000 for which DuPont will be responsible pursuant to this Section 9. Within twenty (20) business days following the receipt of such list, DuPont shall provide a written list to Conoco of those Conoco IPO Tax Returns that DuPont wishes to review. Conoco shall provide any such Conoco IPO Tax Returns (or portions thereof) to DuPont (no later than forty-five (45) business days (or such shorter period as agreed to by DuPont) prior to the due date for the filing of such Tax Return (taking into account applicable extensions)), for DuPont's review and approval, which approval, to the extent it relates to any Tax Item resulting from, or arising out of, the IPO Restructuring may be withheld by DuPont in its sole discretion and any such Tax Item shall be reported as determined by DuPont in its sole discretion (so long as such reporting position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns). In the event that the time periods provided in this Section 9.2(a) would not provide DuPont with a reasonable period of time within which to review any such Conoco IPO Tax Return prior to the filing of such Tax Return, then the parties shall cooperate in order that DuPont may participate in the preparation of such Tax Return and have the rights otherwise provided in this Section 9.2(a).

           (b) DECONSOLIDATION TAXES AND OTHER FOREIGN RESTRUCTURING
TAXES. Any Tax Return (or portion thereof) that includes any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes) shall be prepared and filed by the party responsible for preparing and filing such Tax Return (under Sections 2.1 and 2.2 of this Agreement); provided that, notwithstanding any other provision of this Agreement, if Conoco is the party responsible for preparing any such Tax Return (or portion thereof) (each a "Conoco Restructuring Tax Return"), Conoco shall provide any such Conoco Restructuring Tax Return (or portion thereof) to DuPont (no later than forty-five (45) business days (or such shorter period as agreed to by DuPont) prior to the due date for the filing of such Tax Return (taking into account applicable extensions)), for DuPont's review and approval, which approval, to the extent it relates to any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes), may be withheld by DuPont in its sole discretion and any such Tax Item shall be reported as determined by DuPont in its sole discretion (so long as such reporting position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury

Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns).

         9.3 AUDITS RELATING TO IPO RESTRUCTURING. Notwithstanding any other provision of this Agreement, DuPont shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of DuPont, any DuPont Affiliate, Conoco or any Conoco Affiliate in any Audit with respect to Tax Items related to the IPO Restructuring, Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes), and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. DuPont's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

         9.4 PROVISION OF INFORMATION AND MUTUAL COOPERATION. (a) IN GENERAL. In addition to the parties' respective obligations under Section 6.1 of this Agreement, DuPont and Conoco shall, and shall cause their respective Affiliates to, cooperate with respect to all aspects of the IPO Restructuring including, without limitation, by (1) furnishing to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return that includes Tax Items relating to or arising from the IPO Restructuring and (ii) contesting or defending any Audit with respect to Tax Items relating to or arising from the IPO Restructuring and
(2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i) and
(ii) of clause (1) above.

             (b) CERTAIN IPO RESTRUCTURING FINAL DETERMINATIONS. If, as a result of any Final Determination, a party that sells assets ("Asset Seller") as part of the IPO Restructuring recognizes additional income or gain in connection with such asset sale (as a result of transfer pricing or other similar issues) and the party that purchases such assets ("Asset Purchaser") is entitled to additional future Tax benefits (including, without limitation, in the form of increased future depreciation or amortization deductions) only if such party makes an additional payment to the Asset Seller, then the parties shall use their best efforts to ensure that the Asset Purchaser obtains such additional Tax benefits without modifying the economic arrangement between the parties, which is that the Asset Seller is not entitled to additional proceeds from the Asset Purchaser in connection with the transaction, other than pursuant to Section 9.1 of this Agreement.

SECTION 10.   SPINOFF

         10.1 SPINOFF RELATED ITEMS. (a) RESTRICTIONS ON CERTAIN POST-DISTRIBUTION ACTIONS. (1) CONOCO RESTRICTIONS. Conoco agrees that it will not take or fail to take, or permit any Conoco Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling.

                    (2) DUPONT RESTRICTIONS. DuPont agrees that it will not take or fail to take, or permit any DuPont Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling.

              (b) LIABILITY FOR UNDERTAKING CERTAIN ACTIONS. (1) CONOCO LIABILITY. Conoco and each Conoco Affiliate shall be responsible for one hundred percent (100%) of any Spinoff Restructuring Taxes that are attributable to, or result from, any act or failure to act described in Section 10.1(a)(1) of this Agreement by Conoco or any Conoco Affiliate. Conoco and each Conoco Affiliate shall jointly and severally indemnify DuPont, each DuPont Affiliate and their directors, officers and employees and hold them harmless from and against any such Spinoff Restructuring Taxes.

                    (2) DUPONT LIABILITY. DuPont and each DuPont Affiliate shall be responsible for one hundred percent (100%) of any Spinoff Restructuring Taxes that are attributable to, or result from, any act or failure to act described in Section 10.1(a)(2) of this Agreement by DuPont or any DuPont Affiliate. DuPont and each DuPont Affiliate shall jointly and severally indemnify Conoco, each Conoco Affiliate and their directors, officers and employees and hold them harmless from and against any such Spinoff Restructuring Taxes.

              (c) PARTICIPATION RIGHTS. DuPont shall have the right to obtain a Ruling or Supplemental Ruling in its sole and exclusive discretion. If DuPont determines to obtain a Ruling or a Supplemental Ruling, Conoco shall cooperate with DuPont and take any and all actions reasonably requested by DuPont in connection with obtaining the Ruling or Supplemental Ruling (including, without limitation, by making any representation or covenant or providing any materials or information requested by any Tax Authority; provided that, Conoco shall not be required to make any representation or covenant that is inconsistent with historical facts or as to future matters or events over which it has no control). In connection with obtaining a Ruling or Supplemental Ruling, (i) DuPont shall cooperate with and keep Conoco informed in a timely manner of all material actions taken or proposed to be taken by DuPont in connection therewith; (ii) DuPont shall (A) reasonably in advance of the submission of any Ruling Documents or Supplemental Ruling Documents, provide Conoco with a draft copy thereof, (B) reasonably consider Conoco's comments on such draft copy, and
(C) provide Conoco with a final copy; and (iii) DuPont shall provide Conoco with notice reasonably in advance of, and Conoco shall have the right to attend, any formally scheduled meetings with any Tax Authority (subject to the approval of the Tax Authority) that relate to such Ruling or Supplemental Ruling.

              (d) SUPPLEMENTAL RULINGS. (1) CONOCO'S REQUEST. DuPont agrees that at the reasonable request of Conoco, DuPont shall cooperate with Conoco and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the Service or any other Tax Authority for the purpose of confirming (i) the continuing validity of (A) the Ruling or (B) any Supplemental Ruling issued previously, and (ii) compliance on the part of Conoco or any Conoco Affiliate with its obligations under Section
10.1 of this Agreement. Further, in no event shall DuPont file any Supplemental Ruling under this Section 10.1(d)(1) unless Conoco represents that (1) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith (the "Supplemental Ruling Documents") and
(2) all information and representations, if any, relating to Conoco and any Conoco Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Conoco shall reimburse DuPont for all reasonable costs and expenses incurred by DuPont in obtaining a Supplemental Ruling requested by Conoco. Conoco hereby agrees that DuPont shall, subject to
Section 10.1(c) of this Agreement, have sole and exclusive control over the process of obtaining a Supplemental Ruling, and that only DuPont shall apply for a Supplemental Ruling. Conoco further agrees that it shall not seek any guidance from the Service or any other Tax Authority concerning the Spinoff except as set forth in Section 10.1 of this Agreement.

                      (2) CERTAIN CONOCO ACTIONS FOLLOWING SPINOFF. Conoco agrees that, during the three (3) year period following a Spinoff, prior to amending its certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise, in a manner that affects the relative voting rights of the separate classes of Conoco stock (including, without limitation, through the conversion of one class of Conoco stock into another class of Conoco stock), unless DuPont and Conoco agree otherwise, (a) Conoco shall request that DuPont obtain a Supplemental Ruling in accordance with
Section 10.1(d)(1) of this Agreement that such amendment will not affect the treatment of the Spinoff under Section 355 of the Code and DuPont shall have received such Supplemental Ruling, or (b) Conoco shall obtain an opinion (acceptable to DuPont) of nationally recognized tax counsel that such amendment will not affect the treatment of the Spinoff under Section 355 of the Code. Conoco agrees that, during the three (3) year period following a Spinoff, prior to entering into any agreement to (i) sell all or substantially all of the assets of Conoco or any Conoco Affiliate, (ii) merge Conoco or any Conoco Affiliate with another entity, without regard to which party is the surviving entity, or (iii) issue stock of Conoco or any Conoco Affiliate in an acquisition or public or private offering (excluding any issuance pursuant to the exercise of employee stock options or other employment related arrangements), unless DuPont and Conoco agree otherwise, (a) Conoco shall request that DuPont obtain a Supplemental Ruling in accordance with Section 10.1(d)(1) of this Agreement that such transaction will not affect the treatment of the Spinoff under Section 355 of the Code and DuPont shall have received such Supplemental Ruling, or (b) Conoco shall obtain an opinion (reasonably acceptable to DuPont) of nationally recognized tax counsel that such transaction will not affect the treatment of the Spinoff under Section 355 of the Code; provided that, in lieu of obtaining the Supplemental Ruling as described in clause (a) above or the opinion of nationally recognized tax counsel described clause (b) above, Conoco may, prior to entering into any such agreement, obtain an opinion of nationally recognized tax counsel (which counsel shall be reasonably acceptable to DuPont) that such transaction will not affect the treatment of the Spinoff under Section 355 of the Code (which opinion shall be delivered to DuPont no later than ten (10) days following the entering into of any such agreement) if and only if (i) following the transaction at issue, Conoco or any Conoco Affiliate will not have issued 40% or more (by vote or value) of its outstanding shares taking into account all issuances from the date immediately prior to the IPO to the date immediately following such transaction, (ii) Conoco or any Conoco Affiliate will be the surviving entity if such transaction is a merger (excluding, for these purposes, any reverse subsidiary merger in which Conoco or any Conoco Affiliate is the surviving entity), and (iii) the transaction does not involve the issuance of shares of stock of Conoco or any Conoco Affiliate representing 3% or more of the outstanding shares of stock of Conoco or any Conoco Affiliate.

           (e) LIABILITY OF CONOCO FOR CERTAIN TRANSACTIONS. Notwith standing anything to the contrary in this Agreement, Conoco and each Conoco Affiliate shall be responsible for one hundred percent (100%) of any Spinoff Restruc turing Taxes that are attributable to, or result from, (1) any action or failure to act by Conoco or any Conoco Affiliate following the IPO (including, without limitation, any amendment to Conoco's certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise, affecting the relative voting rights of the separate classes of Conoco stock (including, without limitation, through the conversion of one class of Conoco stock into another class of Conoco stock)) or (2) any acquisition of stock of Conoco or any Conoco Affiliate by any person or persons (including, without limitation, as a result of an issuance of Conoco stock or a merger of another entity with and into Conoco or any Conoco Affiliate) or any acquisition of assets of Conoco or any Conoco Affiliate (including, without limitation, as a result of a merger) by any person or persons. Conoco and each Conoco Affiliate shall jointly and severally indemnify DuPont, each DuPont Affili ate and their directors, officers and employees and hold them harmless from and against any such Spinoff Restructuring Taxes.

           (f) LIABILITY FOR BREACH OF REPRESENTATION. Each of DuPont and Conoco hereby represents that (1) it will read the Ruling Documents and Supplemen tal Ruling Documents prior to the date submitted, (2) all information contained in such Ruling Documents and Supplemental Ruling Documents that concerns or relates to such party or any affiliate of such party will be true, correct and complete in all material respects, and (3) except to the extent that such party shall have notified the other party in writing to the contrary and with reasonable specificity prior to the Spinoff Date, all such information that concerns or relates to such party or any affiliate of such party will be true, correct and complete in all material respects as of the Spinoff Date. If any Tax Authority withdraws all or any portion of a Ruling or Supplemental Ruling issued to DuPont in connection with the Spinoff because of a breach by Conoco or any Conoco Affiliate of a representation made in this Section 10.1, Conoco and each Conoco Affiliate shall be responsible for one hundred percent (100%) of any Spinoff Restructuring Taxes resulting from such breach. In such event, Conoco and each Conoco Affiliate shall jointly and severally indemnify DuPont, each DuPont Affiliate and their directors, officers and employees and hold them harmless from and against any such Spinoff Restructuring Taxes. If any Tax Authority withdraws all or any portion of a Ruling or Supplemental Ruling issued to DuPont in connection with the Spinoff because of a breach by DuPont or any DuPont Affiliate of a representation made in this Section 10.1, DuPont and each DuPont Affiliate shall be responsible for one hundred percent (100%) of any Spinoff Restructuring

Taxes resulting from such breach. In such event, DuPont and each DuPont Affiliate shall jointly and severally indemnify Conoco, each Conoco Affiliate and their directors, officers and employees and hold them harmless from and against any such Spinoff Restructuring Taxes.

         10.2 INFORMATION FOR SHAREHOLDERS. DuPont shall provide each share holder that receives stock of Conoco pursuant to the Spinoff with the information necessary for such shareholder to comply with the requirements of
Section 355 of the Code and the Treasury regulations thereunder with respect to statements that such shareholders must file with their United States federal income Tax Returns demon strating the applicability of Section 355 of the Code to the Spinoff.

         10.3 ALLOCATION OF TAX ASSETS. In connection with the Spinoff, Tax Assets shall be allocated among DuPont, each DuPont Affiliate, Conoco and each Conoco Affiliate in accordance with applicable law. The parties hereby agree that in the absence of controlling legal authority, Tax Assets shall be allocated to the entity that created or generated the Tax Asset.

SECTION 11.   MISCELLANEOUS

         11.1 EFFECTIVENESS. This Agreement shall become effective upon execu tion by both parties hereto.

         11.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service main tained by the United States Postal Service; provided, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing; provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                    If to DuPont or any DuPont Affiliate, to:

                           E. I. du Pont de Nemours and Company
                           1007 Market Street
                           Wilmington, DE 19898
                           Facsimile: (302) 774-4567
                           Attention:  Harvey Minton

                    If to Conoco or any Conoco Affiliate to:

                           Conoco Inc.
                           600 North Dairy Ashford
                           Houston, TX 77079
                           Facsimile: (281) 293-2852
                           Attention:  Richard A. Sherry

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

         11.3 CHANGES IN LAW. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

         11.4 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respec tive successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         11.5 AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and perfor mance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

         11.6 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between DuPont or any DuPont Affiliate and Conoco or any Conoco Affiliate with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Unless the context indicates otherwise, any reference to Conoco in this Agreement shall refer to Conoco and the Conoco Affiliates and any reference to DuPont in this Agreement shall refer to DuPont and the DuPont Affiliates. Notwithstanding anything to the contrary herein, nothing in this Agreement shall modify the rights and obligations of the parties as set forth in Section 5.6(b) of the Restructuring Agreement.

         11.7 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

         11.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.11 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of DuPont, the DuPont Affiliates, Conoco and the Conoco Affiliates, and is not intended to confer upon any other person any rights or remedies hereunder.

         11.12 JURISDICTION; FORUM. (a) By the execution and delivery of this Agreement, DuPont and Conoco submit and agree to cause the DuPont Affiliates and Conoco Affiliates, respectively, to submit to the personal jurisdiction of any state or federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.

               (b) To the extent that DuPont, Conoco, any DuPont Affiliate or any Conoco Affiliate has or hereafter may acquire any immunity from jurisdiction of any Delaware court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, DuPont or Conoco, as the case may be, hereby irrevocably waives, and agrees to cause the DuPont Affiliates and the Conoco Affiliates, respectively, to waive such immunity in respect of its obligations with respect to this Agreement.

               (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the DuPont Affiliates and the Conoco Affiliates arising out of this Agreement shall be in any state or federal court in the State of Delaware.

         11.13 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.


                                        E. I. DU PONT DE NEMOURS AND COMPANY
                                        on behalf of itself and its affiliates


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:


                                        CONOCO INC.
                                        on behalf of itself and its affiliates


                                        By
                                          -------------------------------------
                                          Name:
                                          Title: